Exhibit 15.0

October 31, 2024

Southern Copper Corporation

7310 North 16th St, Suite 135

Phoenix, AZ 85020

We are aware that our report dated October 31, 2024, on our review of the interim financial information of Southern Copper Corporation appearing in this Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, is incorporated by reference in Post-Effective Amendment No.3 to Registration Statement No. 333-150982 on Form S-8.

Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited

aulia
/s/ Paulina Ramos Ramirez
C.P.C. Paulina Ramos Ramirez
Mexico City, Mexico